Exhibit 10.7

PRIVATE PLACEMENT UNITS PURCHASE AGREEMENT

THIS PRIVATE PLACEMENT UNITS PURCHASE AGREEMENT, dated as of [•], 2025 (as it may from time to time be amended, this “Agreement”), is entered into by and among CH4 Natural Solutions Corporation, a Cayman Islands exempted company (the “Company”), and each of the parties set forth on the signature page hereto under “Purchasers” (the “Purchasers”).

WHEREAS, the Company intends to consummate an initial public offering of the Company’s units (the “Public Offering”), each unit (the “Units”) consisting of one of the Company’s Class A ordinary shares, par value $0.0001 per share (the “Ordinary Shares”), and one-fourth of one redeemable warrant (the “Warrants”) as set forth in the Company’s registration statement on Form S-1 (File No. 333-284199) (the “Registration Statement”), filed with the U.S. Securities and Exchange Commission, under the Securities Act of 1933, as amended (the “Securities Act”). Each whole warrant entitles the holder to purchase one Ordinary Share at an exercise price of $11.50 per share. The Purchasers have agreed to purchase an aggregate of 200,000 units (the “Private Placement Units”), each Private Placement Unit consisting of one Ordinary Share and one-fourth of one warrant (a “Private Placement Warrant”). Each whole Private Placement Warrant entitles the holder to purchase one Ordinary Share at an exercise price of $11.50 per share.

NOW THEREFORE, in consideration of the mutual promises contained in this Agreement and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement hereby, intending legally to be bound, agree as follows:

AGREEMENT

Section 1. Authorization, Purchase and Sale; Terms of the Private Placement Units.

A. Authorization of the Private Placement Units. The Company has duly authorized the issuance and sale of the Private Placement Units to the Purchasers.

B. Purchase and Sale of the Private Placement Units.

(i) Simultaneously with the consummation of the Public Offering or on such earlier time and date as may be mutually agreed by the Purchasers and the Company (the “Closing Date”), the Company shall issue and sell to each Purchaser, and each Purchaser shall purchase from the Company, the number of Private Placement Units set forth opposite such Purchaser’s name on Exhibit A to this Agreement at a price of $10.00 per unit for an aggregate purchase price of $2,000,000 (the “Purchase Price”), which shall be paid by wire transfer of immediately available funds to the Company in accordance with the Company’s wiring instructions. On the Closing Date, upon the payment by the Purchaser of the Purchase Price set forth opposite such Purchaser’s name on Exhibit A to this Agreement by wire transfer of immediately available funds to the Company, the Company shall, at its option, deliver a certificate evidencing the Private Placement Units purchased on such date duly registered in such Purchaser’s name to such Purchaser, or effect such delivery in book-entry form.

C. Terms of the Private Placement Units.

(i) The Private Placement Units (including the underlying Ordinary Shares and Private Placement Warrants) shall be substantially identical to the Units (including the underlying Ordinary Shares and Warrants) sold in the Public Offering, except the Private Placement Units (i) will be subject to the transfer restrictions described in Section 8 of the Letter Agreement, dated [•], 2025, by and among the Company, CH4 Natural Solutions Acquisition Sponsor LLC, [•] (the “Unit Holder Sponsor”) and the Company’s officers and directors and (ii) are being purchased pursuant to an exemption from the registration requirements of the Securities Act and will become freely tradeable only after certain conditions are met or the resale of the Private Placement Units is registered under the Securities Act.

(ii) Each Private Placement Warrant shall have the terms set forth in a Private Warrant Agreement to be entered into by the Company and a warrant agent in connection with the Public Offering (the “Warrant Agreement”).

(iii) At the time of the closing of the Public Offering, the Company and the Purchasers shall enter into a registration rights agreement (the “Registration Rights Agreement”) pursuant to which the Company will grant certain registration rights to the Purchasers relating to the Private Placement Units, including the underlying Ordinary Shares, Private Placement Warrants and the Ordinary Shares issuable upon exercise of the Private Placement Warrants.

Section 2. Representations and Warranties of the Company. As a material inducement to the Purchasers to enter into this Agreement and purchase the Private Placement Units, the Company hereby represents and warrants to the Purchasers (which representations and warranties shall survive the Closing Date) that:

A. Incorporation and Corporate Power. The Company is an exempted company duly incorporated, validly existing and in good standing under the laws of the Cayman Islands and is qualified to do business in every jurisdiction in which the failure to so qualify would reasonably be expected to have a material adverse effect on the financial condition, operating results or assets of the Company. The Company possesses all requisite corporate power and authority necessary to carry out the transactions contemplated by this Agreement and the Warrant Agreement.

B. Authorization; No Breach.

(i) The execution, delivery and performance of this Agreement and the Private Placement Units have been duly authorized by the Company as of the Closing Date. This Agreement constitutes the valid and binding obligation of the Company, enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other laws of general applicability relating to or affecting creditors’ rights and to general equitable principles (whether considered in a proceeding in equity or law). Upon issuance in accordance with, and payment pursuant to, the terms of the Warrant Agreement and this Agreement, the Private Placement Units will constitute valid and binding obligations of the Company, enforceable in accordance with their terms as of the Closing Date, subject to bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other laws of general applicability relating to or affecting creditors’ rights and to general equitable principles (whether considered in a proceeding in equity or law).

(ii) The execution and delivery by the Company of this Agreement and the Private Placement Units, the issuance and sale of the Private Placement Units (including the underlying Ordinary Shares and Private Placement Warrants), the issuance of the Ordinary Shares upon exercise of the Private Placement Warrants and the fulfillment of and compliance with the respective terms hereof and thereof by the Company, do not and will not as of the Closing Date (a) conflict with or result in a breach of the terms, conditions or provisions of, (b) constitute a default under, (c) result in the creation of any lien, security interest, charge or encumbrance upon the Company’s share capital or assets under, (d) result in a violation of or (e) require any authorization, consent, approval, exemption or other action by or notice or declaration to, or filing with, any court or administrative or governmental body or agency pursuant to the amended and restated memorandum and articles of association of the Company (in effect on the date hereof or as may be amended prior to completion of the contemplated Public Offering, the “Memorandum and Articles”), or any material law, statute, rule or regulation to which the Company is subject, or any agreement, order, judgment or decree to which the Company is subject, except for any filings required after the date hereof under federal or state securities laws.

C. Title to Securities. Upon issuance in accordance with, and payment pursuant to, the terms hereof and the Warrant Agreement and the Memorandum and Articles, and upon registration in the Company’s register of members, the Private Placement Units (and the underlying Ordinary Shares and Private Placement Warrants) will be duly and validly issued, fully paid and non-assessable. On the date of issuance of the Private Placement Units, the Ordinary Shares issuable upon exercise of the underlying Private Placement Warrants, shall have been reserved for issuance. Upon issuance in accordance with, and payment pursuant to, the terms hereof and the Warrant Agreement and the Memorandum and Articles, and upon registration in the Company’s register of members, each Purchaser will have good title to the Private Placement Units (including the underlying Ordinary Shares and Private Placement Warrants) purchased by such Purchaser and the Ordinary Shares issuable upon exercise of the Private Placement Warrants, free and clear of all liens, claims and encumbrances of any kind, other than (i) transfer restrictions hereunder and under the other agreements contemplated hereby, (ii) transfer restrictions under federal and state securities laws and (iii) liens, claims or encumbrances imposed due to the actions of such Purchaser.

D. Governmental Consents. No permit, consent, approval or authorization of, or declaration to or filing with, any governmental authority is required in connection with the execution, delivery and performance by the Company of this Agreement or the consummation by the Company of any other transactions contemplated hereby.

Section 3. Representations and Warranties of the Purchasers. As a material inducement to the Company to enter into this Agreement and issue and sell the Private Placement Units to the Purchasers, each Purchaser hereby, severally and not jointly, represents and warrants to the Company (which representations and warranties shall survive the Closing Date) that:

A. Organization and Requisite Authority. Such Purchaser possesses all requisite power and authority necessary to carry out the transactions contemplated by this Agreement.

B. Authorization; No Breach.

(i) This Agreement constitutes a valid and binding obligation of such Purchaser, enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other laws of general applicability relating to or affecting creditors’ rights and to general equitable principles (whether considered in a proceeding in equity or law).

(ii) The execution and delivery by such Purchaser of this Agreement and the fulfillment of and compliance with the terms hereof by such Purchaser does not and shall not as of the Closing Date conflict with or result in a breach by such Purchaser of the terms, conditions or provisions of any agreement, instrument, order, judgment or decree to which such Purchaser is subject.

C. Investment Representations.

(i) Such Purchaser is acquiring the Private Placement Units (and the underlying Ordinary Shares and Private Placement Warrants) and, upon exercise of the Private Placement Warrants, the Ordinary Shares issuable upon such exercise (collectively, the “Securities”), for such Purchaser’s own account, for investment purposes only and not with a view towards, or for resale in connection with, any public sale or distribution thereof.

(ii) Such Purchaser is an “accredited investor” as such term is defined in Rule 501(a)(3) of Regulation D under the Securities Act.

(iii) Such Purchaser understands that the Securities are being offered and will be sold to it in reliance on specific exemptions from the registration requirements of the United States federal and state securities laws and that the Company is relying upon the truth and accuracy of, and such Purchaser’s compliance with, the representations and warranties of such Purchaser set forth herein in order to determine the availability of such exemptions and the eligibility of such Purchaser to acquire such Securities.

(iv) Such Purchaser did not decide to enter into this Agreement as a result of any general solicitation or general advertising within the meaning of Rule 502(c) under the Securities Act.

(v) Such Purchaser has been furnished with all materials relating to the business, finances and operations of the Company and materials relating to the offer and sale of the Securities which have been requested by such Purchaser. Such Purchaser has been afforded the opportunity to ask questions of the executive officers and directors of the Company. Such Purchaser understands that its investment in the Securities involves a high degree of risk and such Purchaser has sought such accounting, legal and tax advice as such Purchaser has considered necessary to make an informed investment decision with respect to the acquisition of the Securities.

(vi) Such Purchaser understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Securities or the fairness or suitability of the investment in the Securities by such Purchaser nor have such authorities passed upon or endorsed the merits of the offering of the Securities.

(vii) Such Purchaser understands that: (a) the Securities have not been and are not being registered under the Securities Act or any state securities laws, and may not be offered for sale, sold, assigned or transferred unless (1) subsequently registered thereunder or (2) sold in reliance on an exemption therefrom; (b) except as specifically set forth in the Registration Rights Agreement, neither the Company nor any other person is under any obligation to register the Securities under the Securities Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder and (c) Rule 144 adopted pursuant to the Securities Act will not be available for resale transactions of Securities prior to a business combination and may not be available for resale transactions of Securities after a business combination.

(viii) Such Purchaser has such knowledge and experience in financial and business matters, knows of the high degree of risk associated with investments in the securities of companies in the development stage such as the Company, is capable of evaluating the merits and risks of an investment in the Securities and is able to bear the economic risk of an investment in the Securities in the amount contemplated hereunder for an indefinite period of time. Such Purchaser has adequate means of providing for such Purchaser’s current financial needs and contingencies and will have no current or anticipated future needs for liquidity which would be jeopardized by the investment in the Securities. Such Purchaser can afford a complete loss of such Purchaser’s investment in the Securities.

Section 4. Conditions of the Purchasers’ Obligations. The obligations of the Purchasers to purchase and pay for the Private Placement Units are subject to the fulfillment, on or before the Closing Date, of each of the following conditions:

A. Representations and Warranties. The representations and warranties of the Company contained in Section 2 hereof shall be true and correct at and as of the Closing Date as though then made.

B. Performance. The Company shall have performed and complied with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before the Closing Date.

C. No Injunction. No litigation, statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by or in any court or governmental authority of competent jurisdiction or any self-regulatory organization having authority over the matters contemplated hereby, which prohibits the consummation of any of the transactions contemplated by this Agreement or the Warrant Agreement.

D. Warrant Agreement. The Company shall have entered into the Warrant Agreement with a warrant agent on terms satisfactory to the Purchasers.

Section 5. Conditions of the Company’s Obligations. The obligations of the Company to the Purchasers under this Agreement are subject to the fulfillment, on or before the Closing Date, of each of the following conditions:

A. Representations and Warranties. The representations and warranties of the Purchasers contained in Section 3 hereof shall be true and correct at and as of the Closing Date as though then made.

B. Performance. The Purchasers shall have performed and complied with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by the Purchasers on or before the Closing Date.

C. Corporate Consents. The Company shall have obtained the consent of its Board of Directors authorizing the execution, delivery and performance of this Agreement and the Warrant Agreement and the issuance and sale of the Private Placement Units hereunder.

D. No Injunction. No litigation, statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by or in any court or governmental authority of competent jurisdiction or any self-regulatory organization having authority over the matters contemplated hereby, which prohibits the consummation of any of the transactions contemplated by this Agreement or the Warrant Agreement.

E. Warrant Agreement. The Company shall have entered into the Warrant Agreement with a warrant agent on terms satisfactory to the Company.

Section 6. Legends.

A. The Private Placement Units and the underlying Ordinary Shares will bear the following legend.

“THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS, AND MAY NOT BE OFFERED, SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND ANY APPLICABLE STATE SECURITIES LAWS OR AN EXEMPTION FROM REGISTRATION IS AVAILABLE. IN ADDITION, THE SECURITIES REPRESENTED BY HEREBY ARE SUBJECT TO ADDITIONAL LIMITATIONS ON TRANSFER DESCRIBED IN THE LETTER AGREEMENT BY AND AMONG CH4 NATURAL SOLUTIONS CORPORATION (THE “COMPANY”), CH4 NATURAL SOLUTIONS ACQUISITION SPONSOR LLC AND THE OTHER PARTIES THERETO.

SECURITIES EVIDENCED HEREBY SHALL BE ENTITLED TO REGISTRATION RIGHTS UNDER A REGISTRATION RIGHTS AGREEMENT EXECUTED BY THE COMPANY.”

B. The Private Placement Warrants will bear the legend set forth in Exhibit B of the Warrant Agreement.

Section 7. Termination. This Agreement may be terminated at any time after [•] upon the election by either the Company or the Unit Holder Sponsor upon written notice to the other parties if the closing of the Public Offering does not occur prior to such date.

Section 8. Survival of Representations and Warranties. All of the representations and warranties contained herein shall survive the Closing Date.

Section 9. Definitions. Terms used but not otherwise defined in this Agreement shall have the meaning assigned to such terms in the Registration Statement.

Section 10. Miscellaneous.

A. Successors and Assigns. Except as otherwise expressly provided herein, all covenants and agreements contained in this Agreement by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors of the parties hereto whether so expressed or not. Notwithstanding the foregoing or anything to the contrary herein, the parties may not assign this Agreement, other than assignments by the Purchasers to affiliates thereof (including, without limitation, one or more of the Unit Holder Sponsor’s members).

B. Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement.

C. Counterparts. This Agreement may be executed simultaneously in two or more counterparts, none of which need contain the signatures of more than one party, but all such counterparts taken together shall constitute one and the same agreement.

D. Descriptive Headings; Interpretation. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a substantive part of this Agreement. The use of the word “including” in this Agreement shall be by way of example rather than by limitation.

E. Governing Law. This Agreement shall be deemed to be a contract made under the laws of the State of New York and for all purposes shall be construed in accordance with the internal laws of the State of New York.

F. Amendments. This Agreement may not be amended, modified or waived as to any particular provision, except by a written instrument executed by all parties hereto.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement to be effective as of the date first set forth above.

COMPANY:

CH4 NATURAL SOLUTIONS CORPORATION

By:
Name:	Arthuros Mangriotis
Title:	Chief Financial Officer, Chief Accounting Officer and Secretary

SIGNATURE PAGE TO

PRIVATE PLACEMENT UNITS PURCHASE AGREEMENT

PURCHASERS:

[•]

By:
Name:	Arthuros Mangriotis
Title:	Authorized Signatory

SIGNATURE PAGE TO

PRIVATE PLACEMENT UNITS PURCHASE AGREEMENT

PURCHASERS:

SIGNATURE PAGE TO

PRIVATE PLACEMENT UNITS PURCHASE AGREEMENT

Exhibit A

Name	Number of Private Placement Units	Purchase Price
[•]	[•]	$[•]
	[•]	$[•]
	[•]	$[•]
	[•]	$[•]
Totals:	200,000	$2,000,000